Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-252725, 333-202005, 333-216312, 333-221826, 333-123242 and 333-142873) of Azenta, Inc. of our report dated November 25, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

November 25, 2022